Exhibit 10.6

Share Transfer Agreement

Party A：Guangxi Liuzhou Baicaotang Medicine Ltd.
Legal Representative：Tang Huitian

Party B：Liuzhou Baicaotang Property Management Co., Ltd
Legal Representative：Tan Yuqing

Whereas:

(1)	Party A is presently the sole shareholder of Liuzhou Baicaotang Medicine Retail Ltd. (“BCT Retail”);

(2)	Party A intends to transfer 51% of BCT Retail’s equities held by it to Party B and Party B intends to accept such equity transfer.

Party A and Party B hereby reach the following Share Transfer Agreement (“Agreement”):

1.	Party A agrees to transfer 51% shares of BCT Retail at the price of RMB153,000 (“Consideration”) to Party B.

2.	Party B will pay the Consideration in whole into the account appointed by Party A no later than October 30, 2008 (“Closing Day”).

3.
Within twenty (20) business days from the date when Party B completely pay the Consideration to Party A, the parties shall be responsible for amending the Article of Association of BCT Retail and registering such equity transfer with the competent Authority of Industry and Commerce (“AIC”).

4.	In case Party B fails to complete the payment of Consideration on Closing Day, Party A may have the right to, at its sole option, terminate this Agreement or turn to Party B for remedy.

5.	When Party A request Party B to pay remedy, Party B shall pay to Party A 1% of the total amount of Consideration for each day it delays after Closing Day.

6.
Under any circumstances, in case Party B fails to complete the payment of Consideration within fifty (50) days after Closing Day, this Agreement is terminated anyway and Party A may have the right to request Party B to remedy any of its loss.

7.
Any dispute arising out of the performance of this Agreement shall be mutually negotiated between the parties.  When failing to get a consistent settlement, any party may submit such dispute to the People’s Court of Liunan District, Liu Zhou City for determination.

8.	The terms and conditions set forth in herein should not be modified unless written agreed by the parties.

9.
This agreement is made in five counterparts with each party holding two copies, and the other one copy will be submitted to competent AIC for registration and filing.  This Agreement shall become binding in the date signed by the Parties.

Party A: Guangxi Liuzhou Baicaotang Medicine Ltd.

Legal Representative：

Date: April 1, 2008

Party B: Liuzhou Baicaotang Property Management Co., Ltd

Legal Representative：

Date: April 1, 2008

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